Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-117550, 333-117075, 333-138489, 333-132335, 333-139118 and 333-142773) and in the Registration Statements on Form S-8 (Nos. 333-47270, 333-33819, 333-76537, 333-85691, 333-108681 and 333-117069) of Developers Diversified Realty Corporation of our report dated February 29, 2008 relating to the financial statements of TRT DDR Venture I General Partnership, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
February 29, 2008